Exhibit (a)(5)(D)

NOTICE OF GUARANTEED DELIVERY

AVERY DENNISON CORPORATION

Offer to Exchange up to 8,360,000 HiMEDS Units in the Form of Corporate HiMEDS
Units, stated amount $50.00 per unit,
for shares of Common Stock of Avery Dennison Corporation and cash

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON MARCH 4, 2009, UNLESS THE OFFER IS EXTENDED BY US (SUCH DATE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE CORPORATE HIMEDS UNITS HAVE BEEN ACCEPTED FOR EXCHANGE.

This form, or one substantially equivalent hereto, must be used by a holder to accept the offer of Avery Dennison Corporation (“Avery Dennison”), and to tender HiMEDS Units, stated amount $50.00 per unit, in the form of Corporate HiMEDS Units (the “Corporate HiMEDS Units”), to the exchange agent pursuant to the guaranteed delivery procedures described in “Description of the Offer—Procedures for Tendering Corporate HiMEDS Units—Guaranteed Delivery” in the offer to exchange, dated February 3, 2009 (the “offer to exchange”) and the related letter of transmittal. Any holder who wishes to tender Corporate HiMEDS Units pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this notice of guaranteed delivery prior to the expiration date. Certain terms used but not defined herein have the meanings ascribed to them in the offer to exchange or the letter of transmittal.

Delivery to:
D.F. King & Co., Inc.
Exchange Agent

By Mail, Overnight Courier or Hand Delivery	By Facsimile (Eligible Guarantor Institutions Only)

D.F. King & Co., Inc.	(212) 809-8838
48 Wall Street, 22nd Floor	(provide call back telephone number
New York, New York 10005	on fax cover sheet for confirmation)
Attn: Elton Bagley	Confirmation: (212) 493-6996

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Avery Dennison, upon the terms and subject to the conditions set forth in the offer to exchange and the related letter of transmittal, receipt of each of which the undersigned hereby acknowledges, the number of Corporate HiMEDS Units set forth below, pursuant to the guaranteed delivery procedures set forth in the offer to exchange and in the letter of transmittal.

The undersigned hereby tenders the Corporate HiMEDS Units listed below:

Title of Series	(1) Certificate Number(s) (if known) of Corporate HiMEDS Units or Account Number at the Book-Entry Transfer Facility	(2) Corporate HiMEDS Units Held	(3) Number of Corporate HiMEDS Units Tendered*
7.875% Corporate HiMEDS Units
* Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Corporate HiMEDS Units indicated in column 2. Corporate HiMEDS Units tendered hereby must be in denominations of $50.00 stated amount or any integral multiple thereof.

PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Signature(s):

Dated:

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Corporate HiMEDS Units or on a security position listing as the owner of Corporate HiMEDS Units, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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GUARANTEE
(not to be used for signature guarantees)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the letter of transmittal (or facsimile thereof), together with the Corporate HiMEDS Units tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Corporate HiMEDS Units into the exchange agent’s account at DTC as described in the offer to exchange under the caption “Description of the Offer—Procedures for Tendering Corporate HiMEDS Units—Guaranteed Delivery” and in the letter of transmittal) and any other required documents, all by 12:01 a.m., New York City time, within three New York Stock Exchange trading days following the expiration date.

(Please Type or Print)

(Firm Name)	(Authorized Signature)

(Print or Type Name of Signatory)

(Firm Address)	(Title)

(Area Code and Telephone Number and	(Date)
Fax Number)

Do not send Corporate HiMEDS Units with this form. Actual surrender of Corporate HiMEDS Units must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal and any other required documents.

This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.       Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery and any other documents required by this notice of guaranteed delivery must be received by the exchange agent at its address set forth herein prior to the expiration date. The method of delivery of this notice of guaranteed delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

2.       Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery is signed by the registered holder(s) of the Corporate HiMEDS Units referred to herein, the signature must correspond with the name(s) written on the face of the Corporate HiMEDS Units without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Corporate HiMEDS Units, the signature must correspond with the name shown on the security position listing as the owner of the Corporate HiMEDS Units.

If this notice of guaranteed delivery is signed by a person other than the registered holder(s) of any Corporate HiMEDS Units listed or a participant of DTC, this notice of guaranteed delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Corporate HiMEDS Units or signed as the name of the participant shown on DTC’s security position listing.

If this notice of guaranteed delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to Solectron of such person’s authority to so act.

3.       Questions or Additional Copies. Questions regarding procedures for tendering Corporate HiMEDS Units or requests for additional copies of the offer to exchange may be directed to the information agent at the address or telephone number set forth in the offer to exchange. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the offer to exchange. Any questions regarding the terms of the offer should be directed to Avery Dennison at the address or telephone number set forth in the offer to exchange.

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